Exhibit 99
                       HERLEY REPORTS 3RD QUARTER RESULTS
                           REVENUES WERE $45.7 MILLION
                          BACKLOG TOTALS $143.3 MILLION

Lancaster, PA. June 14, 2006. Herley Industries, Inc. (Nasdaq:HRLY) today announced its financial results for the third quarter ended April 30, 2006.

Net sales for the third quarter ended April 30, 2006 were $45.7 million, an increase of $4.4 million or 10.7% compared to the third quarter of fiscal year 2005.

Operating income for the third quarter was $2.0 million, or 4.4% of net sales compared to $4.6 million or 11.0% of net sales in the prior year.

Provision for income taxes for the third quarter of fiscal 2006 was $662,000, representing an effective tax rate of approximately 28.0%.

Net income for the third quarter of fiscal 2006 was $1.7 million or $0.11 per diluted share. This compares to net income of $3.6 million, or $0.24 per share for third quarter of 2005.

John M. Kelley, Herley's President, said, "The results from two of our domestic facilities prevented Herley from achieving solid financial results for three consecutive quarters in fiscal 2006."

For the nine months ended April 30, 2006, net sales were $133.5 million, compared to $108.6 million in the third quarter of fiscal 2005, an increase of 22.9%. Operating income for the first nine months of fiscal 2006 was $12.8 million or 9.6% of net sales, compared to $12.0 million or 11.1% of net sales in 2005. Our international operations contributed approximately $2.0 million in operating income for the nine months as compared to $1.7 million in fiscal 2005.

Provision for income taxes for the first nine months of fiscal 2006 was $3.7 million, an effective tax rate of approximately 28%. Lower effective tax rate on foreign source income, extra territorial income, research and development tax credits, Section 199 manufacturing deduction and tax exempt interest income resulted in the favorable effective tax rate in fiscal 2006.

Balance Sheet

Cash and cash equivalents at April 30, 2006 were $27.4 million. During the quarter the Company generated $10 million in cash from operations and $5.5 million in free cash flow (cash from operations minus capital expenditures).

The Company has approximately $38.5 million (net of outstanding standby letters of credit) available under a $50 million revolving credit loan agreement on an unsecured basis which may be used for general corporate purposes, including business acquisitions. There were no borrowings under the line at April 30, 2006.

Herley intends to file its quarterly report or 10-Q this week. The company has been advised by BDO Seidman, LLP, its independent outside auditors that due to the need to complete its review of procedures in connection with the company's recent indictment, it is unable at this time to complete its review of the company's financial statements, which review is required under applicable SEC regulations.

Herley will host a conference call on Monday, June 19, 2006, 10:00 A.M. Eastern Time to discuss this news. To join the conference call dial 1 (888) 425-4188, referencing Conference ID1801972. A taped replay of the call will be available through June 19, 2006. To listen to the replay dial: 1 (800) 642 1687 (U.S.) or 1 (706) 645-9291 (International), and Conference ID 1801972.

In addition, the conference call will be broadcast live over the Internet and can be accessed through the following URL: http://www.visualwebcaster.com/event. asp?id=34344

To listen to the live call on the Internet, go to the web site 15 minutes early to register, download and install any necessary audio software.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has nine manufacturing locations and over 1000 employees. Additional information about the company can be found on the Internet at www.herley.com. ...... tables follow












For information at Herley contact:
Peg Guzzetti                                                Tel:  (717) 735-8117
Investor Relations                                          www.herley.com

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the belief of the Company's management, as well as assumptions made by and information currently available to the Company's management. The Company's results could differ materially based on various factors, including, but not limited to, cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                      (In thousands except per share data)

                                                                           April 30,        July 31,
                                                                             2006            2005
                                                                          -----------     -----------
                    ASSETS
Current Assets:
      Cash and cash equivalents                                         $     27,364    $     20,331
      Trade accounts receivable                                               30,148          27,258
      Costs incurred and income recognized in excess
         of billings on uncompleted contracts                                 18,494          16,058
      Other receivables                                                        1,131           1,414
      Inventories, net of allowance of $5,168
         in fiscal 2006 and $4,492 in fiscal 2005                             53,639          53,668
      Deferred taxes and other                                                 4,317           3,782
                                                                          -----------     -----------
                           Total Current Assets                              135,093         122,511
Property, Plant and Equipment, net                                            30,133          29,461
Goodwill                                                                      73,500          70,831
Intangibles, net of accumulated amortization of $3,021
      in fiscal 2006 and $1,680 in fiscal 2005                                20,525          20,554
Other Assets                                                                     650             744
                                                                          -----------     -----------
                                                                        $    259,901    $    244,101
                                                                          ===========     ===========
      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Current portion of long-term debt                                 $        221    $        797
      Accounts payable and accrued expenses                                   22,877          23,678
      Billings in excess of costs incurred and
          income recognized on uncompleted contracts                             410             538
      Income taxes payable                                                     2,953           3,760
      Accrual for contract losses                                              3,158             630
      Accrual for warranty costs                                                 715             799
      Advance payments on contracts                                            5,109           3,966
                                                                          -----------     -----------
                           Total Current Liabilities                          35,443          34,168
Long-term Debt                                                                 4,756           5,000
Other Long-term Liabilities                                                    1,246           1,042
Deferred Income Taxes                                                          7,182           6,254
                                                                          -----------     -----------
                                                                              48,627          46,464
                                                                          -----------     -----------
Commitments and Contingencies
Shareholders' Equity:
      Common stock, $.10 par value; authorized
        20,000,000 shares; issued and outstanding
        14,634,916 in fiscal 2006 and 14,389,625 in fiscal 2005                1,463           1,439
      Additional paid-in capital                                             112,899         109,118
      Retained earnings                                                       95,573          85,932
      Accumulated other comprehensive income                                   1,339           1,148
                                                                          -----------     -----------
                           Total Shareholders' Equity                        211,274         197,637
                                                                          -----------     -----------
                                                                        $    259,901    $    244,101
                                                                          ===========     ===========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands except per share data)

                                                               Thirteen weeks ended         Thirty-nine weeks ended
                                                          -------------------------------------------------------------
                                                            April 30,         May 1,        April 30,          May 1,
                                                              2006            2005            2006             2005
                                                          -------------     ----------    -------------     -----------

Net sales                                               $       45,689    $    41,266   $      133,466    $    108,610
                                                          -------------     ----------    -------------     -----------

Cost and expenses:
       Cost of products sold                                    34,736         27,845           94,900          75,034
       Selling and administrative expenses                       8,960          8,865           25,785          21,541
                                                          -------------     ----------    -------------     -----------
                                                                43,696         36,710          120,685          96,575
                                                          -------------     ----------    -------------     -----------

       Operating Income                                          1,993          4,556           12,781          12,035
                                                          -------------     ----------    -------------     -----------

Other income (expense), net:
       Investment income                                           269            253              578             769
       Interest expense                                            (68)           (74)            (242)           (211)
       Foreign exchange gain                                       170             79              273             264
                                                          -------------     ----------    -------------     -----------
                                                                   371            258              609             822
                                                          -------------     ----------    -------------     -----------

       Income before income taxes                                2,364          4,814           13,390          12,857
Provision for income taxes                                         662          1,187            3,749           3,600
                                                          -------------     ----------    -------------     -----------

       Net income                                       $        1,702    $     3,627   $        9,641     $     9,257
                                                          =============     ==========    =============     ===========

Earnings per common share - Basic                       $       .12       $    .25      $       .67        $    .65
                                                          =============     ==========    =============     ===========

       Basic weighted average shares                            14,569         14,313           14,497          14,300
                                                          =============     ==========    =============     ===========

Earnings per common share - Diluted                     $       .11       $    .24      $      .63         $    .62
                                                          =============     ==========    =============     ===========

       Diluted weighted average shares                          15,398         14,936           15,230          14,972
                                                          -------------     ----------    -------------     -----------

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (In thousands)

                                                                               Thirty-nine weeks ended
                                                                               -----------------------
                                                                               April 30,         May 1,
                                                                                 2006            2005
                                                                              -----------     -----------
Cash flows from operating activities:
       Net income                                                           $      9,641    $      9,257
                                                                              -----------     -----------
       Adjustments to reconcile net income to
          net cash provided by operations:
            Depreciation and amortization                                          5,266           3,825
            Stock-based compensation expense                                         333               -
            Increase in deferred tax assets                                         (127)              -
            Increase in deferred tax liabilities                                     913               -
            Foreign exchange (gain) loss                                             (55)             31
            Gain on sale of securities                                                 -             (22)
            Equity in income of limited partnership                                  (49)            (54)
            Changes in operating assets and liabilities:
                  (Increase) decrease  in trade accounts receivable               (2,890)          4,996
                  (Increase) in costs incurred and income
                     recognized in excess of billings on
                     uncompleted contracts, and claims                            (2,436)         (3,569)
                  Decrease (Increase) in other receivables                           283            (269)
                  Decrease (Increase) in inventories                                  29          (3,341)
                  (Increase) in deferred taxes and other                            (535)           (400)
                  (Decrease) increase in accounts payable
                    and accrued expenses                                            (801)          1,677
                  (Decrease) in billings in excess of
                    costs incurred and income recognized
                    on uncompleted contracts                                        (128)         (1,206)
                  (Decrease) increase in income taxes payable                       (807)          2,842
                  Increase (decrease) in accrual for contract losses                  24            (377)
                  Increase (decrease)  in advance payments on contracts            1,143          (1,410)
                  Other, net                                                         205             293
                                                                              -----------     -----------
                       Total adjustments                                             368           3,016
                                                                              -----------     -----------

            Net cash provided by operating activities                             10,009          12,273
                                                                              -----------     -----------

Cash flows from investing activities:
       Acquisition of businesses, net of cash acquired                                 -         (51,391)
       Acquisition of technology license                                          (1,256)         (2,000)
       Proceeds from sale of securities                                                -             165
       Partial distribution from limited partnership                                 111             109
       Capital expenditures                                                       (4,525)         (4,948)
                                                                              -----------     -----------
            Net cash used in investing activities                                 (5,670)        (58,065)
                                                                              -----------     -----------

Cash flows from financing activities:
       Borrowings under bank line of credit                                       12,000               -
       Proceeds from exercise of stock options                                     2,799           1,803
       Payments of long-term debt                                                   (779)           (780)
       Purchase of treasury stock                                                      -          (1,770)
       Payments under bank line of credit                                        (12,000)              -
       Income tax benefit from exercise of stock options                             674             345
                                                                              -----------     -----------
            Net cash provided by (used in) financing activities                    2,694            (402)
                                                                              -----------     -----------

            Net increase in cash and cash equivalents                              7,033         (46,194)
Cash and cash equivalents at beginning of period                                  20,331          66,181
                                                                              -----------     -----------
Cash and cash equivalents at end of period                                  $     27,364    $     19,987
                                                                              ===========     ===========